Exhibit 23.1

[LETTERHEAD OF STARK WINTER SCHENKEIN]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 15, 2006, relating to the consolidated financial statements of Gold Resource Corporation as of December 31, 2005 and for the years ended December 31, 2004 and 2005 and the period August 24, 1998 (inception) to December 31, 2005, and the reference to our firm as experts in the prospectus which is a part of the registration statement.

/s/ Stark, Winter, Schenkein & Co., LLP
November 29, 2006
Denver, Colorado

STARK • WINTER • SCHENKEIN & CO., LLP • Certified Public Accountants • Financial Consultants
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